NEWS RELEASE

CONTACT: CONMED Corporation Robert Shallish Chief Financial Officer 315-624-3206

FOR RELEASE: 7:00 AM (Eastern) October 24, 2013

CONMED Corporation Announces Third Quarter 2013 Financial Results

-      EPS equals $0.20

-      Adjusted EPS equals $0.40

Conference Call to be Held at 10:00 a.m. ET Today

Utica, New York, October 24, 2013 ----- CONMED Corporation (Nasdaq: CNMD) today announced financial results for the third quarter ended September 30, 2013.

"Adjusted earnings per share for the third quarter 2013, equal to $0.40, met our expectations as a result of positive sales growth of single-use products, improved adjusted gross margins and favorable income tax adjustments," commented Mr. Joseph J. Corasanti, President and CEO. "The favorable growth in single-use devices, comprising over 80% of sales, demonstrates an encouraging sign of surgical procedure growth. The 1.3% sales increase (2.4% constant currency increase) of single-use devices in the third quarter 2013 is the best quarter we have experienced so far this year. Capital equipment reported sales, however, were volatile with a year-over-year decline of 11.9% in the third quarter as compared to an increase of 8.6% experienced in the preceding second quarter of 2013."

Third Quarter 2013 Financial Highlights:

•	Sales were $179.3 million, a constant currency decrease of 0.4% over the third quarter of 2012, consisting of a 2.4% increase in single-use devices offset by an 11.1% decline in capital products.

•	Diluted earnings per share (GAAP) were $0.20 compared to $0.32 in the third quarter of 2012 (excluding the Medical Device Excise Tax, "MDET," EPS would have been $0.23 in 2013).

•	Adjusted diluted earnings per share were $0.40 in the third quarter of 2013 compared to $0.43 in the same quarter of 2012 (excluding the MDET, adjusted EPS would have been $0.43 in 2013).

•	Adjusted EBITDA margin was 16.7%, a decrease of 70 basis points, caused by the negative effect from the MDET.

Nine Months 2013 Financial Highlights:

•	Sales were $559.3 million, a constant currency decrease of 0.5% compared to the first nine months of 2012 consisting of a 0.1% decline in single-use products and a 2.1% decline in capital equipment.

•	Diluted earnings per share (GAAP) were $0.91 in the nine months ended September 2013 compared to $1.03 in the same period of 2012 (excluding the MDET, EPS would have been $1.01 in 2013).

CONMED News Release Continued	Page 2 of 12	October 24, 2013

•	Adjusted diluted earnings per share were $1.28 in the nine-month periods of both 2013 and 2012 (excluding the MDET, adjusted EPS would have been $1.38 in 2013).

•	Adjusted EBITDA margin was 16.9%, a decrease of 30 basis points, even with an 80 basis point negative effect from the MDET offset by operating improvements.

International sales in the third quarter of 2013 were $90.1 million, representing 50.3% of total sales. Foreign currency exchange rates including the effects of the FX hedging program caused sales to be $1.9 million less in the third quarter of 2013 compared to sales in the third quarter of 2012.

Cash provided by operating activities in the third quarter of 2013 equaled $30.5 million and increased sequentially from the second quarter of 2013. For the nine months ended September 2013, cash provided by operating activities was $53.6 million, more than double the net income for this period. The Company repurchased 1,431,000 shares of its common stock in the first nine months of 2013 for $44.7 million, all of which were repurchased as of June 30, 2013.

Outlook

"Looking at the quarterly progression of sales over the first nine months of 2013, we have seen encouraging improvement in sales of single-use surgical devices leading us to be somewhat optimistic about continued improvement in surgical procedure growth in both domestic and international markets. This optimism is tempered by the volatility we have experienced in sales of the Company's capital products due to continued budgetary restraints by hospitals in the United States and public healthcare systems in other countries. Given these factors, we believe it is prudent to forecast a year-over-year fourth quarter decline in capital equipment revenue, although we anticipate modest increases in fourth quarter 2013 sales of single-use devices which typically comprise approximately 80% of our sales. Accordingly, we are forecasting fourth quarter 2013 sales of $195 - $200 million resulting in a total year 2013 sales forecast of $754 - $759 million versus our prior range of $770 - $775 million. At these sales levels, we forecast fourth quarter 2013 adjusted earnings per share of $0.47 - $0.52 resulting in a total year 2013 adjusted earnings per share forecast of $1.75 - $1.80 as compared to the previous total year guidance range of $1.80 - $1.85. This forecast contemplates the effects of the medical device tax and less favorable FX exchange rates, which will cost the company about $0.20 for full year 2013," said Mr. Corasanti.

"As we look forward to 2014, we believe that continuing modest improvement in the global economy should result in annual sales growth for our products in a range of 2.0% - 3.0% resulting in a forecasted sales range of $770 - $780 million. This forecast is based on continued improvement in single-use product sales growth and capital product sales improving due to our expectation of a more normal capital equipment replacement cycle. With this increase in sales, we believe 2014 adjusted earnings per share will expand to $1.90 - $2.00. This earnings growth would also equate to an improvement in adjusted operating and EBITDA margins of approximately 50 basis points, which is positive for CONMED although less than our annual goal for margin improvement," continued Mr. Corasanti.

The adjusted estimates for the fourth quarter and full year 2014 exclude special items, such as manufacturing restructuring costs expected to be incurred due to relocation of manufacturing activities and patent litigation.

Special charges

During the third quarter of 2013, the Company continued the on-going consolidation of certain administrative functions and manufacturing activities. Also incurred were litigation costs associated with a patent matter. Further, during the third quarter of 2013, the Company incurred losses on assets associated with the termination of a product offering within the patient monitoring product line. Expenses associated with these activities, including severance and relocation costs, amounted to $5.4 million, net of tax, in the third quarter of 2013. These charges are included in the GAAP earnings per share set forth above and are excluded from the adjusted results. For the remainder of 2013, the Company presently anticipates incurring additional pre-tax special costs of $3.7 - $4.7 million on projects currently in process.

CONMED News Release Continued	Page 3 of 12	October 24, 2013

Use of non-GAAP financial measures

Management has disclosed adjusted financial measurements in this press announcement that present financial information that is not in accordance with generally accepted accounting principles. These measurements are not a substitute for GAAP measurements, although Company management uses these measurements as aids in monitoring the Company's on-going financial performance from quarter-to-quarter and year-to-year on a regular basis, and for benchmarking against other medical technology companies. Adjusted net income, adjusted operating income and adjusted earnings per share measure the income of the Company excluding credits or charges that are considered by management to be outside of the normal on-going operations of the Company. Management uses and presents adjusted net income, adjusted operating margin and adjusted earnings per share because management believes that in order to properly understand the Company's short and long-term financial trends, the impact of special items should be eliminated from on-going operating activities. These adjustments for special items are derived from facts and circumstances that vary in frequency and impact on the Company's results of operations. Management uses adjusted net income, adjusted operating income and adjusted earnings per share to forecast and evaluate the operational performance of the Company as well as to compare results of current periods to prior periods on a consistent basis. Further, the presentation of EBITDA is a non-GAAP measurement that management considers useful for measuring aspects of the Company's cash flow. Adjusted financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Investors should consider adjusted measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP.

Conference call

The Company will webcast its third quarter 2013 conference call live over the Internet at 10:00 a.m. Eastern Time on Thursday, October 24, 2013. This webcast can be accessed from CONMED's web site at www.conmed.com. Replays of the call will be made available through November 1, 2013.

CONMED profile

CONMED is a medical technology company with an emphasis on surgical devices and equipment for minimally invasive procedures. The Company's products are used by surgeons and physicians in a variety of specialties including orthopedics, general surgery, gynecology, neurosurgery and gastroenterology. Headquartered in Utica, New York, the Company's 3,600 employees distribute its products worldwide from several manufacturing locations. CONMED has a direct selling presence in 16 countries outside the United States and international sales constitute approximately 50% of the Company's total sales.

Forward Looking Information

This press release contains forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company's performance on a going-forward basis. The forward-looking statements in this press release involve risks and uncertainties which could cause actual results, performance or trends, to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management's expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to: (i) the failure of any one or more of the assumptions stated above, to prove to be correct; (ii) the risks relating to forward-looking statements discussed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012; (iii) cyclical purchasing patterns from customers, end-users and dealers; (iv) timely release of new products, and acceptance of such new products by the market; (v) the introduction of new products by competitors and other competitive responses; (vi) the possibility that any new acquisition or other transaction may require the Company to reconsider its financial assumptions and goals/targets; (vii) increasing costs for raw material, transportation or litigation; (viii) the risk of a lack of allograft tissues due to reduced donations of such tissues or due to tissues not meeting the appropriate high standards for screening and/or processing of such tissues; and/or (ix) the Company's ability to devise and execute strategies to respond to market conditions.

CONMED News Release Continued	Page 4 of 12	October 24, 2013

CONMED CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(In thousands except per share amounts)

(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2012	2013	2012	2013

Net sales	$181,885	$179,255	$565,896	$559,262
Cost of sales	82,129	80,570	262,821	251,751
Cost of sales, other – Note A	1,843	3,261	4,519	6,489

Gross profit	97,913	95,424	298,556	301,022

Selling and administrative	74,064	73,476	222,577	228,375
Research and development	7,077	7,108	21,364	19,393
Medical device excise tax	—	1,427	—	4,413
Other expense– Note B	2,658	4,608	6,421	8,514
	83,799	86,619	250,362	260,695

Income from operations	14,114	8,805	48,194	40,327

Loss on early extinguishment of debt	—	—	—	263

Interest expense	1,345	1,382	4,333	4,131

Income before income taxes	12,769	7,423	43,861	35,933

Provision for income taxes	3,449	1,736	14,277	10,221

Net income	$9,320	$5,687	$29,584	$25,712

Per share data:
Net income
Basic	$.33	$.21	$1.05	$.93
Diluted	.32	.20	1.03	.91

Weighted average common shares
Basic	28,438	27,518	28,265	27,744
Diluted	28,721	27,834	28,621	28,111

Note A –Included in cost of sales, other in the three and nine months ended September 30, 2012 and 2013 are costs related to the consolidation of our production facilities. Also included in the three and nine months ended September 30, 2013 are costs associated with the termination of a product offering. Refer to the Reconciliation of Reported Net Income to Adjusted Net Income for further details.

Note B – Other expense in the three and nine months ended September 30, 2012 and 2013 includes a number of adjusted charges. Refer to the Reconciliation of Reported Net Income to Adjusted Net Income for further details.

CONMED News Release Continued	Page 5 of 12	October 24, 2013

CONMED CORPORATION

CONSOLIDATED CONDENSED BALANCE SHEETS

(in thousands)

(unaudited)

ASSETS

	December 31,	September 30,
	2012	2013
Current assets:
Cash and cash equivalents	$23,720	$49,831
Accounts receivable, net	139,124	130,589
Inventories	156,228	150,995
Income taxes receivable	2,897	3,388
Deferred income taxes	11,931	12,124
Prepaid expenses and other current assets	14,993	16,989
Total current assets	348,893	363,916

Property, plant and equipment, net	139,041	138,505
Deferred income taxes	1,057	1,183
Goodwill	248,502	248,502
Other intangible assets, net	334,185	322,698
Other assets	7,171	9,121
Total assets	$1,078,849	$1,083,925

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt	$1,050	$1,093
Other current liabilities	124,164	99,786
Total current liabilities	125,214	100,879

Long-term debt	160,802	224,017
Deferred income taxes	99,199	107,187
Other long-term liabilities	86,636	59,610
Total liabilities	471,851	491,693

Shareholders' equity:
Capital accounts	256,672	228,009
Retained earnings	377,907	391,179
Accumulated other comprehensive loss	(27,581)	(26,956)
Total equity	606,998	592,232

Total liabilities and shareholders' equity	$1,078,849	$1,083,925

CONMED News Release Continued	Page 6 of 12	October 24, 2013

CONMED CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Nine months ended
	September 30,
	2012	2013
Cash flows from operating activities:
Net income	$29,584	$25,712
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	34,770	35,541
Stock-based compensation	4,115	4,102
Loss on early extinguishment of debt	—	263
Deferred income taxes	11,752	6,802
Increase (decrease) in cash flows from changes in assets and liabilities:
Accounts receivable	6,910	8,811
Inventories	(2,436)	(5,581)
Accounts payable	1,693	2,019
Income taxes receivable (payable)	(7,996)	(3,262)
Accrued compensation and benefits	(5,235)	(7,352)
Other assets	(2,723)	(2,636)
Other liabilities	(9,171)	(10,781)
Net cash provided by operating activities	61,263	53,638

Cash flows from investing activities:
Payments related to distribution agreement	(82,843)	—
Purchases of property, plant, and equipment	(15,969)	(13,552)
Net cash used in investing activities	(98,812)	(13,552)

Cash flows from financing activities:
Payments on debt	(54,063)	(742)
Proceeds of debt	80,000	64,000
Payments related to distribution agreement	—	(34,000)
Dividends paid on common stock	(8,590)	(12,568)
Payments related to issuance of debt	—	(1,725)
Net proceeds from common stock issued under employee plans	9,414	13,027
Repurchase of common stock	—	(44,729)
Other, net	5,533	2,975
Net cash provided by (used in) financing activities	32,294	(13,762)

Effect of exchange rate change on cash and cash equivalents	(974)	(213)

Net increase (decrease) in cash and cash equivalents	(6,229)	26,111

Cash and cash equivalents at beginning of period	26,048	23,720

Cash and cash equivalents at end of period	$19,819	$49,831

CONMED News Release Continued	Page 7 of 12	October 24, 2013

CONMED CORPORATION

RECONCILIATION OF REPORTED NET INCOME TO ADJUSTED NET INCOME

Three Months Ended September 30, 2012 and 2013

(In thousands except per share amounts)

(unaudited)

	2012	2013

Reported net income	$9,320	$5,687

Costs associated with termination of a product offering	—	2,137

Facility consolidation costs	1,843	1,124

Total cost of sales	1,843	3,261

Administrative consolidation costs included in other expense	1,940	3,133

Costs associated with purchase of a business	718	—

Patent dispute costs included in other expense	—	1,475

Total other expense	2,658	4,608

Adjusted expense before income taxes	4,501	7,869

Provision (benefit) for income taxes on adjusted expenses	(1,437)	(2,459)

Adjusted net income	$12,384	$11,097

Per share data:

Reported net income
Basic	$0.33	$0.21
Diluted	0.32	0.20

Adjusted net income
Basic	$0.44	$0.40
Diluted	0.43	0.40

Management has provided the above reconciliation of net income to adjusted net income as an additional measure that investors can use to compare operating performance between reporting periods. Management believes this reconciliation provides a useful presentation of operating performance as discussed in the section "Use of Non-GAAP Financial Measures" above.

CONMED News Release Continued	Page 8 of 12	October 24, 2013

CONMED CORPORATION

RECONCILIATION OF REPORTED NET INCOME TO ADJUSTED NET INCOME

Nine Months Ended September 30, 2012 and 2013

(In thousands except per share amounts)

(unaudited)

	2012	2013

Reported net income	$29,584	$25,712

Costs associated with termination of a product offering	—	2,137

Facility consolidation costs	4,519	4,352

Total cost of sales	4,519	6,489

Administrative consolidation costs included in other expense	3,444	6,303

Costs associated with purchase of Nordic region distributor	704	—

Costs associated with purchase of a business	718	—

Legal arbitration and patent dispute costs included in other expense	1,555	2,211

Total other expense	6,421	8,514

Loss on early extinguishment of debt	—	263

Adjusted expense before income taxes	10,940	15,266

Provision (benefit) for income taxes on adjusted expenses	(3,755)	(5,122)

Adjusted net income	$36,769	$35,856

Per share data:

Reported net income
Basic	$1.05	$0.93
Diluted	1.03	0.91

Adjusted net income
Basic	$1.30	$1.29
Diluted	1.28	1.28

Management has provided the above reconciliation of net income to adjusted net income as an additional measure that investors can use to compare operating performance between reporting periods. Management believes this reconciliation provides a useful presentation of operating performance as discussed in the section "Use of Non-GAAP Financial Measures" above.

CONMED News Release Continued	Page 9 of 12	October 24, 2013

CONMED CORPORATION

RECONCILIATION OF INCOME FROM OPERATIONS TO ADJUSTED INCOME FROM OPERATIONS

(In thousands)

(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2012	2013	2012	2013

Reported income from operations	$14,114	$8,805	$48,194	$40,327

Costs associated with termination of a product offering included in cost of sales	—	2,137	—	2,137

Facility consolidation costs included in cost of sales	1,843	1,124	4,519	4,352

Administrative consolidation costs included in other expense	1,940	3,133	3,444	6,303

Medical device excise tax	—	1,427	—	4,413

Costs associated with purchase of a business	718	—	718	—

Costs associated with purchase of Nordic region distributor	—	—	704	—

Legal arbitration and patent dispute costs included in other expense	—	1,475	1,555	2,211

Adjusted income from operations	$18,615	$18,101	$59,134	$59,743

Operating Margin
Reported	7.8%	4.9%	8.5%	7.2%

Adjusted	10.2%	10.1%	10.4%	10.7%

Management has provided the above reconciliation as an additional measure that investors can use to compare financial results between reporting periods. Management believes this reconciliation provides a useful presentation of financial measures as discussed in the section "Use of Non-GAAP Financial Measures" above.

CONMED News Release Continued	Page 10 of 12	October 24, 2013

CONMED CORPORATION

RECONCILIATION OF REPORTED NET INCOME TO EBITDA & ADJUSTED EBITDA

(in thousands)

(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2012	2013	2012	2013

Net income	$9,320	$5,687	$29,584	$25,712

Provision for income taxes	3,449	1,736	14,277	10,221

Interest expense	1,345	1,382	4,333	4,131

Loss on early extinguishment of debt	—	—	—	263

Depreciation	4,744	4,533	14,018	13,701

Amortization	6,782	7,046	20,205	21,427

EBITDA	$25,640	$20,384	$82,417	$75,455

Stock-based compensation	1,541	1,606	4,115	4,102

Costs associated with termination of a product offering included in cost of sales	—	2,137	—	2,137

Facility consolidation costs included in cost of sales	1,843	1,124	4,519	4,352

Administrative consolidation costs included in other expense	1,940	3,133	3,444	6,303

Costs associated with purchase of a business	718	—	718	—

Costs associated with purchase of Nordic region distributor	—	—	704	—

Legal arbitration and patent dispute costs included in other expense	—	1,475	1,555	2,211

Adjusted EBITDA	$31,682	$29,859	$97,472	$94,560

EBITDA Margin
EBITDA	14.1%	11.4%	14.6%	13.5%

Adjusted EBITDA	17.4%	16.7%	17.2%	16.9%

Management has provided the above reconciliations as additional measures that investors can use to compare financial results between reporting periods. Management believes these reconciliations provide a useful presentation of financial measures as discussed in the section "Use of Non-GAAP Financial Measures" above.

CONMED News Release Continued	Page 11 of 12	October 24, 2013

CONMED CORPORATION

Third Quarter Sales Summary

(in millions)

	Three Months Ended September 30,

				Constant
				Currency
	2012	2013	Growth	Growth

Orthopedic surgery	$96.2	$95.6	-0.6%	0.8%
General surgery	69.2	69.9	1.0%	1.7%
Surgical visualization	16.5	13.8	-16.4%	-16.4%

	$181.9	$179.3	-1.4%	-0.4%

Single-use products	$144.0	$145.9	1.3%	2.4%
Capital products	37.9	33.4	-11.9%	-11.1%

	$181.9	$179.3	-1.4%	-0.4%

CONMED News Release Continued	Page 12 of 12	October 24, 2013

CONMED CORPORATION

Nine Months Sales Summary

(in millions)

	Nine Months Ended September 30,

				Constant
				Currency
	2012	2013	Growth	Growth

Orthopedic surgery	$306.9	$302.4	-1.5%	-0.6%
General surgery	210.3	210.0	-0.1%	0.2%
Surgical visualization	48.7	46.9	-3.7%	-3.5%

	$565.9	$559.3	-1.2%	-0.5%

Single-use products	$451.2	$447.5	-0.8%	-0.1%
Capital products	114.7	111.8	-2.5%	-2.1%

	$565.9	$559.3	-1.2%	-0.5%